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                                                                     EXHIBIT 5.1
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MORGAN, LEWIS & BOCKIUS LLP
ONE COMMERCE SQUARE
417 WALNUT STREET
HARRISBURG PA  17101
TEL:  (717) 237-4000
FAX:  (717) 237-4004



January  9, 1996



Susquehanna Bancshares, Inc.
26 North Cedar Street
P.O. Box 1000
Lititz, PA  17543


Re:  Susquehanna Bancshares, Inc.
     Registration Statement on Form S-3
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Gentlemen:


We have acted as counsel for Susquehanna Bancshares, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation of the subject registration statement (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), to register the public offering of up to $35,000,000 aggregate principal amount of the Company's senior debt securities ("Debt Securities") to be issued under and pursuant to an indenture to be dated on or before the date of issue of the Debt Securities (the "Indenture") between the Company and Mellon Bank, N.A., as trustee (the "Trustee"). In this connection, we have reviewed (a) the Registration Statement; (b) the Company's Articles of Incorporation, as amended, and Bylaws; (c) the Indenture; and (d) certain records of the Company's corporate proceedings as reflected in its minute books. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.


Assuming (i) the Indenture has been duly executed and delivered by the parties, (ii) the Company duly authorizes the issuance of the Debt Securities under the Indenture, and (iii) the Debt Securities have been duly executed by the Company and authenticated and delivered, against payment therefor, by the Trustee under the terms of the Indenture, in our opinion the Debt Securities will be legal, valid and binding obligations of the Company and entitled to the benefit of the Indenture.


We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to all references to our firm in the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission thereunder.



Very truly yours,



MORGAN, LEWIS & BOCKIUS LLP